Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(289,370)
Unrealized Gain (Loss) on Market Value of Futures	309,450
Dividend Income	65
Interest Income	165
Total Income (Loss)	$20,310

Expenses
Investment Advisory Fee	$5,439
Brokerage Commissions	792
NYMEX License Fee	136
Non-interested Directors' Fees and Expenses	100
Prepaid Insurance Expense	13
Other Expenses	7,343
Total Expenses	13,823
Expense Waiver	(5,980)
Net Expenses	$7,843
Net Income (Loss)	$12,467

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/12	$10,847,165
Net Income (Loss)	12,467

Net Asset Value End of Month	$10,859,632
Net Asset Value Per Unit (300,000 Units)	$36.20

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502